Nationwide Financial Services, Inc.

REVENUE SHARING AGREEMENT

WHEREAS, Nationwide Financial Services, Inc. (“Nationwide”) and OppenheimerFunds, Inc., investment adviser to certain registered, open-end investment companies (“Funds”) (OppenheimerFunds, Inc. is referred to as the “Fund Party”) have previously entered into a Participation Agreement, as amended (the “Participation Agreement”); and

WHEREAS, Nationwide desires to provide, and Fund Party desires to receive, services relating to the promotion, offering, marketing or distribution of the Funds and/or retention of assets maintained in the Funds;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Fund Party and Nationwide hereby agree as follows:

1.	THE FIRM will provide the services specified in Schedule A and Fund Party agrees to pay, from its own resources and/or assets, Nationwide as specified in Schedule B.

2.
This Revenue Sharing Agreement shall be effective as of April 17, 2007. Either party may terminate this Revenue Sharing Agreement upon 30 days’ prior written notice, or immediately upon termination of the Participation Agreement.  Termination of this Revenue Sharing Agreement will not affect the obligations of the parties arising prior to termination.

3.
With respect to the sales of shares of the Funds, Nationwide will provide any and all point of sale disclosure documents to customers and clients of Nationwide in accordance with current laws, rules and regulations.

4.
Unless modified by this Revenue Sharing Agreement, the terms and conditions of, and the responsibilities and obligations imposed by, the Selling Agreement remain in full force and effect and govern the activities of Nationwide and Fund Party performed under this Revenue Sharing Agreement.

The parties hereto through their duly authorized representatives have executed this Revenue Sharing Agreement as of the 13th day of April, 2006:

OppenheimerFunds, Inc.                                                                           Nationwide Financial Services, Inc.

By:                                           By:

Name:_ [Christina J. Loftus]__                                                                                     Name:_Karen R. Colvin_____

Title:_[Vice President]______                                                                                     Title:__[Attorney-in-Fact]____

Address for notices:                                                                           Address for notices:
OppenheimerFunds, Inc.                                                                    Nationwide Financial Services, Inc.
Two World Financial Center, 11th Fl                                                 One Nationwide Plaza, 1-09-V3
225 Liberty St                                                                                        Columbus, Ohio 43215
New York, NY  10080                                                                           Attention: Securities Officer
212 323 0250                                                                                          Fax Number: 614-249-2112
Attention: Christie J. Loftus

with a copy to: Robert Zack, General Counsel

SCHEDULE A

As part of its obligation in the Relationship, Nationwide shall provide services relating to the promotion, offering, marketing or distribution of the Funds and/or retention of assets maintained in the Funds, including, but not limited to:

(i)	Facilitating meetings, access and communications regarding the Funds with Nationwide’s sales representatives, branches and regional managers;

(ii)	Providing access to the Nationwide’s sales platform, network or program;

(iii)	Providing appropriate contact lists;

(iv)	Providing Fund Party with information regarding the Nationwide’s marketing calendars and sales initiatives;

(v)	Providing monthly reporting on Fund sales;

(vi)	Facilitating meetings and communications regarding the Funds with the Nationwide’s operational support personnel;

(vii)	Providing access to home office and product personnel;

(viii)	Providing opportunities to participate in conferences, meetings, and due diligence trips as agreed by the parties;

(ix)	Providing transactional support; and/or

(x)	Providing other support mutually agreed upon from time to time including, but not limited to, the services identified on the attached Addendum.

Addendum to Schedule A

As part of its obligation in the Relationship, Nationwide shall also provide administrative support services to contract owners of any Nationwide variable annuity and variable life insurance products “Nationwide Products” with contract values allocated to investment options investing in shares of the Funds, including, but not limited to:

(i)	Maintenance of Books and Records
Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

Maintain general ledgers regarding the Accounts' holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by other contract owner service providers.

(ii)           Communication with the Funds
Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and transmit such orders, and payment therefore, to the Funds. Coordinate with the Funds' agents respecting daily valuation of the Funds' shares and the Accounts' units.

Purchase Orders
--           Determine net amount available for investment in the Funds.
--           Deposit receipts at the Funds or the Funds' custodian (generally by wire transfer).
--           Determine net amount required for redemption from the Funds. Notify the custodian and Funds of cash required to meet payments.

Purchase and redeem shares of the Funds on behalf of the Accounts at the then current price in accordance with the terms of the Participation Agreement.

Distribute the Fund’s prospectus, proxy materials, communications and reports to Contract owners.

(iii)           Processing Distributions from the Funds
Record ordinary dividends and capital gain distributions.

(iv)           Reports
Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, and any other SEC filings with respect to the Accounts invested in the Funds, as not otherwise provided for.

Periodic information reporting about the Funds to Contract owners, including any necessary delivery of the Funds' prospectus and annual and semi-annual reports to contract owners, as not otherwise provided for. Provide sales data in a format mutually agreed upon.  This data will only be used to support the activities of the Nationwide’s products.

(v)           Fund-related Contract Owner Services
Provide ministerial information with respect to Fund inquiries (but excluding fund allocation recommendations, performance projections or any other sales-related information or advice).

Oversee and assist the solicitation, counting and voting of contract owner voting interests in the Funds pursuant to Fund proxy statements.

(vi)           Other Administrative Support
Provide other administrative and support for the Funds as mutually agreed upon by Nationwide and the Funds or the Fund Administrator.

Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

SCHEDULE B

Fund Party shall pay the FIRM as follows:

a.
on the average net assets of Non-service shares of OVAF that are attributable to variable life or variable annuity products listed below in Table A during the prior quarter. Such payments will be subject to a limit of one-half of the average management fee paid by that OVAF series to OFI during the prior quarter, at a fee computed each business day, at the annual rate of ___% of the first $____ of average net assets, ___% on assets between $_____ and $____ and ____% on assets in excess of $_____.

TABLE A
Product Name	Account Number & Fund Name
401K Group BOA
4850000605 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000561 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000528 – Oppenheimer MidCap Fund/VA Non-service shares
6300000429 – Oppenheimer Core Bond Fund/VA Non-service shares
6500000572 – Oppenheimer Main Street Fund/VA Non-service shares
6700000385 – Oppenheimer Balanced Fund/VA Non-service shares

Separate Account 3
4850000770 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000715 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000462 – Oppenheimer MidCap Fund/VA Non-service shares
6700000418 – Oppenheimer Balanced Fund/VA Non-service shares

Separate Account B
4840000044 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
4850000781 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000726 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000627 – Oppenheimer MidCap Fund/VA Non-service shares
6300000473 – Oppenheimer Core Bond Fund/VA Non-service shares
6500000715 – Oppenheimer Main Street Fund/VA Non-service shares
6700000429 – Oppenheimer Balanced Fund/VA Non-service shares

VLO-VL I
4850000792 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000737 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000638 – Oppenheimer MidCap Fund/VA Non-service shares
6300000484 – Oppenheimer Core Bond Fund/VA Non-service shares
6500000726 – Oppenheimer Main Street Fund/VA Non-service shares
6700000440 – Oppenheimer Balanced Fund/VA Non-service shares

IPO-VA II
2980000154 – Oppenheimer Main Street Small Cap Fund/VA Service shares
4830000055 – Oppenheimer Global Securities Fund/VA Service shares Class 4
4840000022 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
4850000616 – Oppenheimer Global Securities Fund/VA Non-service shares
4990000231 – Oppenheimer Global Securities Fund/VA Service shares
6100000572 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6140000154 – Oppenheimer Capital Appreciation Fund/VA Service shares
6200000539 – Oppenheimer MidCap Fund/VA Non-service shares
6300000440 – Oppenheimer Core Bond Fund/VA Non-service shares
6410000077 – Oppenheimer High Income Fund/VA Service shares
6440000143 – Oppenheimer Main Street Fund/VA Service shares
6500000583 – Oppenheimer Main Street Fund/VA Non-service shares
6700000396 – Oppenheimer Balanced Fund/VA Non-service shares

NWVA II	2970000715 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares 6400001793 – Oppenheimer High Income Fund/VA Non-service shares

b.
on the average net assets of Non-service shares of OVAF that are attributable to variable life or variable annuity products listed below in Table B during the prior quarter. Such payments will be subject to a limit of one-half of the average management fee paid by that OVAF series to OFI during the prior quarter, at a fee computed each business day, at the annual rate of ____% of average net assets.

TABLE B
Product Name	Account Number & Fund Name
IPO-VA 13
2970000176 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares
4850000627 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000583 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6400000594 – Oppenheimer High Income Fund/VA Non-service shares
6500000594 – Oppenheimer Main Street Fund/VA Non-service shares

NWPPVA2
4850000638 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000594 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6400000605 – Oppenheimer High Income Fund/VA Non-service shares

NWVA	4830000044 – Oppenheimer Global Securities Fund/VA Service share Class 4
NWVA 8
4850000660 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000605 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000550 – Oppenheimer MidCap Fund/VA Non-service shares
6500000605 – Oppenheimer Main Street Fund/VA Non-service shares

NWVA-10
4850000671 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000616 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000561 – Oppenheimer MidCap Fund/VA Non-service shares
6500000616 – Oppenheimer Main Street Fund/VA Non-service shares

NWVA14
4840000088 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
4850000682 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000627 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6500000627 – Oppenheimer Main Street Fund/VA Non-service shares

NWVLI-2
2970000198 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares
4840000154 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
6400000627 – Oppenheimer High Income Fund/VA Non-service shares

Private Placement
2650001551 – Oppenheimer Strategic Bond Fund/VA Non-service shares
2970000616 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares
4850000759 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000704 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6160000913 – Oppenheimer International Growth Fund/VA Non-service shares
6200000616 – Oppenheimer MidCap Fund/VA Non-service shares
6500000704 – Oppenheimer Main Street Fund/VA Non-service shares

SBL-NWVA9
4850000836 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000814 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000649 – Oppenheimer MidCap Fund/VA Non-service shares
6500000781 – Oppenheimer Main Street Fund/VA Non-service shares

NWVA7
2670000143 – Oppenheimer Strategic Bond Fund/VA Service shares
2970000187 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares
2980000693s – Oppenheimer Main Street Small Cap Fund/VA Service shares
4830000033 – Oppenheimer Global Securities Fund/VA Service share Class 4
4840000121 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
4850000649 – Oppenheimer Global Securities Fund/VA Non-service shares
4990000242 – Oppenheimer Global Securities Fund/VA Service shares
6140000165 – Oppenheimer Capital Appreciation Fund/VA Service shares
6400000616 – Oppenheimer High Income Fund/VA Non-service shares
6440000154 – Oppenheimer Main Street Fund/VA Service shares

NWVA9
2670000154 – Oppenheimer Strategic Bond Fund/VA Service shares
2970000726 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares
2980000440 – Oppenheimer Main Street Small Cap Fund/VA Service shares
4840000033 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
4850000693 – Oppenheimer Global Securities Fund/VA Non-service shares
4990000253 – Oppenheimer Global Securities Fund/VA Service shares
6100000638 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6140000176 – Oppenheimer Capital Appreciation Fund/VA Service shares
6200000572 – Oppenheimer MidCap Fund/VA Non-service shares
6400001804 – Oppenheimer High Income Fund/VA Non-service shares
6410000264 – Oppenheimer High Income Fund/VA Service shares
6440000165 – Oppenheimer Main Street Fund/VA Service shares
6500000638 – Oppenheimer Main Street Fund/VA Non-service shares

NWVL-C
4850000704 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000649 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000583 – Oppenheimer MidCap Fund/VA Non-service shares
6300000451 – Oppenheimer Core Bond Fund/VA Non-service shares
6500000649 – Oppenheimer Main Street Fund/VA Non-service shares
6700000407 – Oppenheimer Balanced Fund/VA Non-service shares

NWVLI-4
2970000209 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares
4840000143 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
4850000726 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000671 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000605 – Oppenheimer MidCap Fund/VA Non-service shares
6400000638 – Oppenheimer High Income Fund/VA Non-service shares
6500000671 – Oppenheimer Main Street Fund/VA Non-service shares

NWVL-D
4850000715 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000660 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6200000594 – Oppenheimer MidCap Fund/VA Non-service shares
6500000660 – Oppenheimer Main Street Fund/VA Non-service shares

PLACA-VLI
2970000220 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares
4840000099 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
4850000737 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000682 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6400000649 – Oppenheimer High Income Fund/VA Non-service shares
6500000682 – Oppenheimer Main Street Fund/VA Non-service shares

PMLIC-VLI
2970000231 – Oppenheimer Main Street Small Cap Fund/VA Non-service shares
4840000110 – Oppenheimer Global Securities Fund/VA Non-service shares Class 3
4850000748 – Oppenheimer Global Securities Fund/VA Non-service shares
6100000693 – Oppenheimer Capital Appreciation Fund/VA Non-service shares
6400000660 – Oppenheimer High Income Fund/VA Non-service shares
6500000693 – Oppenheimer Main Street Fund/VA Non-service shares

NWVA-13	4840000165 – Oppenheimer Global Securities Fund/VA Non-services shares Class 3
NWVLI-13	6300000462 – Oppenheimer Core Bond Fund/VA Non-service shares

c.
on the average net assets of Service shares of OVAF that are attributable to variable life or variable annuity products listed in Tables A and B above during the prior quarter. Such payments will be subject to a limit of one-half of the average management fee paid by that OVAF series to OFI during the prior quarter, at a fee computed each business day, at the annual rate of ___% average net assets.

Payments made to Nationwide under this Agreement will be made by federal funds wire to:

Bank:	Bank One – Columbus
100 E. Broad Street
Columbus, Ohio
ABA #044000037

Account Name:                 Nationwide Investments Services Corp.
               Account Number:              614005064

Reference:	Attention: Karen R. Colvin/Christopher A. Williams

Notification of wire transfers shall be provided by e-mail or fax to:

Karen R. Colvin/Christopher A. Williams
Separate Account Accounting
Email: colvink1@nationwide.com/williamch@nationwide.com
Fax: 614-249-7166

or to such other person, address, facsimile numbers or accounts as Nationwide may subsequently direct in writing.

Payment under this Schedule B will be made to Nationwide quarterly during the term this Agreement is in effect, no later than forty-five days following the end of the quarter starting with the quarter ending June 30, 2006.   Payments shall be computed and paid as set forth above.

Nationwide shall notify Fund Party in writing within thirty (30) calendar days following the receipt of a quarterly payment if Nationwide is disputing the amount in good faith.  If Nationwide does not provide such notice of dispute within the required time, the payment amount will be deemed correct and accepted by Nationwide.